                           STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of February 18, 1999, by and between CHICAGO PIZZA & BREWERY, INC., a California corporation (the "Company"), LOUIS HABASH ("Habash") and ASSI, INC., a Nevada corporation ("ASSI"), with reference to the following facts:

                                   RECITALS

     A. In order to provide additional working capital and to facilitate its continued growth, the Company desires to raise additional equity through the sale of shares of its Common Stock, no par value ("Common Stock").

     B. ASSI, a corporation owned and controlled by Habash, desires to make an equity investment in the Company on the terms and conditions set forth in this Agreement.

     C. ASSI and the Company have previously entered into (i) that certain Consulting Agreement, dated February 20, 1996, relating to the Company's Pacific Northwest operations, and (ii) that certain Consulting Agreement, dated February 20, 1996, relating to the Company's Las Vegas, Nevada operations (collectively, the "Consulting Agreements"), and (iii) that certain Note Purchase Agreement, dated February 20, 1996, relating to $2,000,000 in financing provided to the Company by ASSI (the "Note Agreement").

     D. ASSI is the record and beneficial owner of Warrants to purchase an aggregate of 3,200,000 shares of Common Stock (the "ASSI Warrants"), 3,000,000 of which were issued upon conversion of the Convertible Note issued pursuant to the terms of the Note Agreement, and 200,000 of which were issued pursuant to the terms of the Consulting Agreements.

     E. ASSI desires to purchase from the Company and the Company desires to issue and sell to ASSI an aggregate of 1,250,000 shares of Common Stock pursuant to the terms and conditions set forth in this Agreement.


                                  AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

I. DEFINITIONS. In addition to the definitions contained elsewhere herein, the following terms, as used herein, shall have the following meanings:

A. "California Securities Law" shall mean the California Corporate Securities Law of 1968, as amended, and any successor statutes.

A. "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor statutes.

I.             PURCHASE AND SALE OF SHARES.

A. PURCHASE AND SALE OF SHARES. Upon the terms and subject to the conditions set forth herein, the Company hereby agrees to issue to ASSI, and ASSI hereby agrees to acquire from the Company an aggregate of One Million Two Hundred Fifty Thousand (1,250,000) shares of Common Stock of the Company (the "Shares"), for the following consideration:

               (a) A cash payment of One Million Dollars ($1,000,000) (the "Cash Payment") which shall be paid on or prior to March 1, 1999 by wire transfer to an account or accounts designated by the Company;

               (b) Cancellation of the Warrants in accordance with Section 2.3 of this Agreement;

               (c) Termination of the Consulting Agreements and any remaining rights or obligations of the Company and ASSI pursuant to the Note Agreement in accordance with Section 2.4 of this Agreement;

               (d) A general release by Habash, ASSI and their respective affiliates of any claims against the Company in accordance with Section 3 of this Agreement; and

               (e)  The additional covenants of Habash and ASSI contained in
     Section 8 of this Agreement.

ASSI shall have no voting or other rights as owner of the Shares unless and until the Cash Payment has been made. Notwithstanding anything to the contrary contained herein, failure of ASSI to make the Cash Payment on or prior to March 1, 1999 shall not affect the applicability and effectiveness of Sections 2.3, 2.4, 3, 8.4, 8.5 and 8.6 of this Agreement.

A. DELIVERY OF CERTIFICATES. Simultaneously with the Company's receipt of the Cash Payment (the "Payment Date"), the Company shall issue and deliver to ASSI or its designees a certificate or certificates representing the Shares (the "Certificates"). The Certificates shall bear a restrictive legend in accordance with the provisions of the Securities Act and any applicable Blue Sky laws and shall also bear a legend reflecting that the Shares are subject to the voting and transfer restrictions contained in Section 8.1 of this Agreement.

A. CANCELLATION OF WARRANTS. Simultaneously with the execution of this Agreement (i) each of the Warrants shall be automatically canceled and of no further force and effect, (ii) ASSI shall promptly deliver to the Company all warrant certificates representing the Warrants which certificates shall be endorsed (with signature Medallion guaranteed by a national bank or member of the New York Stock Exchange) for transfer to the Company; provided, however, that in the event such warrant certificates have been lost or destroyed, ASSI shall deliver an indemnity of lost certificate to the Company in a form reasonably satisfactory to the Company (with signature Medallion guaranteed by a national bank or member of the New York Stock Exchange) pursuant to which ASSI will certify, among other things, that the certificates have been lost or destroyed and that ASSI will indemnify the Company from and against any losses, claims or damages resulting from or relating to the loss or destruction of the certificates in question, (iii) ASSI shall execute and deliver such other documents, assignments or certifications as the Company may reasonably require in order to effect the cancellation of the Warrants contemplated hereby, (iv) the Company shall be authorized to notify the Warrant Agent for the Redeemable Warrants and the Company's Transfer Agent and Registrar of the cancellation of the Warrants.

A.                  CANCELLATION OF CONSULTING AGREEMENTS AND NOTE AGREEMENT.
Simultaneously with the execution of this Agreement (i) each of the Consulting Agreements shall be automatically canceled, terminated and of no further force and effect, (ii) any remaining obligations of the Company or rights of ASSI pursuant to the Note Agreement shall be automatically canceled, terminated and of no further force and effect, and (iii) ASSI shall execute and deliver such other documents or certifications as the Company may reasonably require in order to effect the cancellation of the Consulting Agreements and Note Agreement contemplated hereby.

I.             RELEASE OF CLAIMS.

A. RELEASE BY ASSI AND HABASH. Each of ASSI and Habash, on behalf of themselves and each of their affiliates, successors and assigns (collectively, the "ASSI Releasing Parties"), hereby forever releases and discharges the Company and each of its representatives, employees, attorneys, advisors, successors and assigns and all persons acting in concert with any such person and the Company and its present and former directors, officers, representatives, employees, attorneys, advisors, parents, subsidiaries, affiliated companies, predecessors, successors and assigns and all persons acting in concert with any such person (the "Company Released Parties") from all manner of claims, actions, causes of action or suits, at law or in equity, which any of the ASSI Releasing Parties now has or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever from the beginning of time to the date of this Agreement, arising out of, in connection with, or in any way related to the Consulting Agreements or Note Agreement or the transactions contemplated thereby, the acquisition or ownership of shares of Common Stock, warrants or any other securities of the Company by any ASSI Releasing Party, excepting only any action, cause of action or suit arising by virtue of an undertaking, covenant, promise or representation contained in this Agreement, including those arising in connection with the acquisition of Shares contemplated by this Agreement (the "ASSI Released Claims").

A. RELEASE BY COMPANY. The Company, on behalf of itself and each of its affiliates, successors and assigns (collectively, the "Company Releasing Parties"), hereby forever releases and discharges ASSI and each of its representatives, employees, attorneys, advisors, successors and assigns and all persons acting in concert with any such person and its present and former directors, officers, representatives, employees, attorneys, advisors, parents, subsidiaries, affiliated companies, predecessors, successors and assigns and all persons acting in concert with any such person (the "ASSI Released Parties") from all manner of claims, actions, causes of action or suits, at law or in equity, which any of the Company Releasing Parties now has or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever from the beginning of time to the date of this Agreement, arising out of, in connection with, or in any way related to the Consulting Agreements or Note Agreement or the transactions contemplated thereby, excepting only any action, cause of action or suit arising by virtue of an undertaking, covenant, promise or representation contained in this Agreement (the "Company Released Claims").

A. RELEASE OF UNKNOWN CLAIMS PURSUANT TO SECTION 1542. Each of the ASSI Releasing Parties and the Company Releasing Parties hereby waives the benefits of California Civil Code Section 1542 which provides as follows:

     Section 1542. CERTAIN CLAIMS NOT AFFECTED BY GENERAL RELEASE. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

A. NO ASSIGNMENT OR TRANSFER OF CLAIMS BY ASSI RELEASING PARTIES. Each of the ASSI Releasing Parties represents and warrants that he, she or it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm, partnership, corporation or other entity whomsoever any ASSI Released Claim. Each of Habash and ASSI agrees to indemnify and hold harmless each Company Released Party against any claim, debt, liability, demand, obligation, cost, expense, including, but not limited to, attorneys' fees, action or cause of action based on, arising out of or in connection with any such transfer or assignment or purported transfer or assignment.

A. NO ASSIGNMENT OR TRANSFER OF CLAIMS BY COMPANY RELEASING PARTIES. Each of the Company Releasing Parties represents and warrants that he, she or it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm, partnership, corporation or other entity whomsoever any Company Released Claim. The Company hereby agrees to indemnify and hold harmless each ASSI Released Party against any claim, debt, liability, demand, obligation, cost, expense, including, but not limited to, attorneys' fees, action or cause of action based on, arising out of or in connection with any such transfer or assignment or purported transfer or assignment.

A. FURTHER ASSURANCES. Each of the Company, Habash and ASSI hereby agrees to execute and deliver any documents or instruments of any kind requested by another party to carry out any of the releases or acknowledgments contemplated hereunder.

I.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents and warrants to ASSI as follows:

A. ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power and authority to conduct its business as it is presently being conducted.

A. AUTHORIZATION. The Company has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. No authorization, approval, consent, order, registration, license or permit of any court or governmental agency or body (other than under the Securities Act, the Regulations promulgated thereunder and applicable state securities or Blue Sky laws) is required for the valid authorization, issuance, sale and delivery of the Shares to ASSI and the consummation by the Company of the transactions contemplated by the Agreement.

A. NO CONFLICTS. The execution, delivery and performance of this Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms of this Agreement do not, and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of the Articles of Incorporation or By-Laws of the Company; (ii) result in a breach of or conflict with any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to, any indenture, mortgage, note, contract, commitment or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets are or may be bound or affected, except to the extent that such violation, breach, conflict, default or termination is not material to the Company taken as a whole; or (iii) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company to own or lease and operate any of its properties and to conduct its business or the ability of the Company to make use thereof.

A. AUTHORIZATION OF SHARES. The issuance and sale of the Shares have been duly authorized, and when the Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement the Shares will be validly issued, fully paid and nonassessable, and ASSI will not be subject to personal liability solely by reason of being a purchaser. The Shares will not be subject to preemptive rights of any security holder of the Company.

A. SEC DOCUMENTS. Since October 8, 1996, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC" or "Commission") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing filed prior to the date hereof being hereinafter referred to as the "SEC Documents"), except where the failure to file would not have a material adverse effect on the Company, its operations, or the Company's listing on the Nasdaq SmallCap Market. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
B. INDEMNIFICATION. The Company agrees to indemnify and hold harmless ASSI, Habash and their respective affiliates and representatives from and against all damages, losses, costs and expenses (including reasonable attorney's fees) that they may incur by reason of the failure of the Company to fulfill any of the terms or conditions of this Agreement or by reason of any breach of the representations and warranties made by the Company in this Agreement.

A. CAPITALIZATION. Immediately prior to the closing of the sale of Shares contemplated by this Agreement and assuming no exercise of any of the Company's outstanding Redeemable Warrants, the authorized capital stock of the Company will consist of 60,000,000 shares of Common Stock, of which 6,408,321 will be issued and outstanding, and 5,000,000 shares of Preferred Stock, none of which are issued and outstanding. Immediately prior to the closing of the transactions contemplated by this Agreement and assuming no exercise of any of the Company's Redeemable Warrants that are outstanding on the date of this Agreement, there will be outstanding Redeemable Warrants of the Company to purchase 8,884,584 shares of the

Company's Common Stock (excluding the ASSI Warrants canceled in accordance with the terms of this Agreement).

A. NO MATERIAL ADVERSE CHANGE. Since the date of the last periodic report filed by the Company pursuant to the requirements of the Exchange Act and except as disclosed in such report or specifically contemplated thereby, the Company has not experienced any adverse change in its financial condition, business prospects, results of operations, or assets that an investor in similar circumstances to ASSI would consider material in making an investment decision.

I. REPRESENTATIONS AND WARRANTIES OF ASSI AND HABASH. ASSI and Habash hereby jointly and severally represent and warrant to the Company as follows:

A. ORGANIZATION OF ASSI. ASSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. ASSI has all requisite corporate power and authority to conduct its business as it is presently being conducted.

A. AUTHORIZATION. ASSI has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. Habash has all requisite power and authority and has taken all actions necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform his obligations hereunder. This Agreement has been duly executed and delivered by each of ASSI and Habash and is a legal, valid and binding obligation of ASSI and Habash enforceable against each of them in accordance with its terms.

A. KNOWLEDGE AND EXPERIENCE. Each of ASSI and Habash has a preexisting business relationship with the Company and has sufficient knowledge and experience in business and financial matters to evaluate the risks of ASSI's purchase of the Shares and to make an informed decision. Each of ASSI and Habash is aware that the Shares are speculative securities and involve a high degree of risk.

A. FINANCIAL RESOURCES. ASSI has the financial resources for providing for its current needs and to bear the economic risks associated with its investment. ASSI's overall commitment to investments which are not readily marketable is not disproportionate to ASSI's net worth and the purchase of the Shares by ASSI will not cause such overall commitment to become excessive. ASSI is an "accredited investor" as such term is defined in the Regulation D promulgated under the Securities Act. Each equity owner of ASSI has a net worth, or joint net worth with his spouse, in excess of $1,000,000, or each equity owner of ASSI had individual income in excess of $200,000 during each of 1997 and 1998 and such person has a reasonable expectation of reaching the same income level in 1999, or such equity owner's joint income with his or her spouse was in excess of $300,000 during each of 1997 and 1998 and such person has a reasonable expectation of reaching the same income level during 1999.

A. INVESTMENT INTENT. ASSI is acquiring the Shares for investment purposes only, for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. Except as contemplated by this Agreement, ASSI has no contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise distribute to such person or to have any person sell, transfer or otherwise distribute for ASSI the Shares or any interest therein. ASSI presently is not engaged, nor does ASSI plan to engage within the presently foreseeable future, in any discussion with any person relative to such sale, transfer or other distribution of the Shares or any interest therein.

A. COMPLIANCE WITH SECURITIES LAWS. ASSI understands that the issuance and sale of the Shares have not been, and will not be, registered under the Securities Act or qualified pursuant to the California Securities Law by reason of specific exemptions therefrom which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of ASSI's representations as expressed herein. ASSI understands that the exemptions only exempt the issuance of the Shares to ASSI and not necessarily any sale or other disposition of the Shares or any interest therein by ASSI.

A. LEGEND CONDITION. ASSI understands that its right to assign, transfer, pledge, sell, hypothecate, exchange or otherwise dispose of the Shares shall be restricted by legend conditions, when appropriate, in accordance with the provisions of the Securities Act and any applicable Blue Sky laws and shall contain a legend that reflects that the Shares are subject to and bound by the provisions of Section 8.1 of this Agreement.

A. NO BROKERS. Neither ASSI nor Habash is a party to any contract, agreement, arrangement or understanding with any person or firm which will result in the obligation of ASSI, Habash or the Company to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

A. OWNERSHIP OF ASSI WARRANTS. ASSI is the record and beneficial owner of all of the ASSI Warrants, free and clear of all claims, liens and encumbrances. No person other than ASSI has any interest in or right to acquire all or any portion of the ASSI Warrants or the shares of Common Stock issuable upon exercise of the ASSI Warrants.

A. INDEMNIFICATION. ASSI and Habash jointly and severally agree to indemnify and hold harmless the Company and its officers, directors, affiliates and representatives from and against all damages, losses, costs and expenses (including reasonable attorney's fees) that they may incur by reason of the failure of ASSI or Habash to fulfill any of the terms or conditions of this Agreement or by reason of any breach of the representations and warranties made by ASSI or Habash in this Agreement.

I.             RIGHT TO DESIGNATE BOARD NOMINEES.

          6.1 RIGHT TO DESIGNATE BOARD NOMINEES. For a period commencing on the Payment Date and ending on the earlier of (i) the date that is three years from the date of this Agreement or (ii) at such time as Habash and his affiliates (including ASSI) no longer beneficially own at least five percent (5%) of the Company's outstanding Common Stock (the "Designation Period") the Company shall, if requested by ASSI:

               (a) use its best efforts to cause two of the Company's directors to be persons designated by ASSI (the "Board Designees"), and

               (b) cause each of the Board Designees, if any, to be included on the slate of director-nominees of the board of directors for election at each annual meeting of shareholders during the Designation Period.

In addition, the Company covenants and agrees that during the Designation Period, it shall not increase the number of authorized directors of the Company to more than nine (9) without the prior written consent of ASSI.

          6.2 AGREEMENT TO VOTE SHARES OF PAUL MOTENKO AND JEREMIAH HENNESSEY. Paul Motenko and Jeremiah Hennessey hereby agree to vote during the Designation Period all shares of Common Stock of the Company held of record and beneficially by each of them in favor of the individuals designated by ASSI to serve on the Board of Directors of the Company in accordance with the terms of this Section 6; provided, however, that nothing herein shall prohibit Paul Motenko and Jeremiah Hennessey from voting their respective shares in favor of themselves as nominees for director in any such election to the extent that they deem such votes to be reasonably necessary to effect their election to the Board of Directors. Notwithstanding the foregoing, each of ASSI and Habash acknowledges and agrees that the Company has not made and ASSI and Habash are not relying on any representations regarding the validity or enforceability of this Section 6.

I. REGISTRATION RIGHTS. ASSI will have the following registration rights with respect to the Shares:

A. DEMAND REGISTRATION. At any time commencing three months from the Payment Date and expiring at such time as the Shares are saleable pursuant to Rule 144(k) of the Securities Act (the "Termination Date"), ASSI shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Company, to have the Company prepare, file and use its best efforts to have declared effective by the Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the holder of the Shares, if any, in order to comply with the provisions of the Securities Act and applicable blue sky laws, so as to permit a public offering and sale by the holders of the Shares held of record by such holders at the time of exercise of such registration rights, for a period of time expiring when all the Shares are saleable pursuant to Rule 144(k).

A. PIGGY-BACK REGISTRATION. If at any time following the Payment Date the Company proposes to register any of its securities under the Securities Act (other than in connection with a merger, acquisition, exchange offer, redemption or pursuant to Form S-8 or successor form) it will give written notice (the "Filing Notice") by registered mail, at least twenty (20) days prior to the filing of each such registration statement to ASSI of its intention to do so. Upon the written request of ASSI given within ten (10) days after receipt of the Filing Notice to include any Shares in such proposed registration statement, the Company shall afford the holder of the Shares the opportunity to have such Shares registered under such registration. The "piggy-back" registration rights described in this Section
7.2 shall terminate on the Termination Date.

          Notwithstanding anything to the contrary contained in the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

A. LIMITATION ON REGISTRATION RIGHTS. Notwithstanding anything to the contrary contained in this Agreement, (i) the Company shall not be obligated to effect a registration pursuant to Section 7.1 of this Agreement during the period starting with the date ninety (90) days prior to the Company's estimated date of filing of, and ending on a date ninety (90) days following the effective date of, a registration statement pertaining to an underwritten public offering of the Company's securities, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith; and (ii) if the Company shall furnish ASSI a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligations to use its best efforts to file a registration statement on demand by ASSI shall be deferred for a period not to exceed ninety (90) days; provided, however, that the Company shall not obtain such a deferral more than once in any twelve (12) month period.

A.                  INDEMNIFICATION.

               a. The Company shall indemnify and hold harmless ASSI, Habash and each of their respective officers, directors, affiliates, successors and assigns from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement filed by the Company under the Securities Act by reason of this Agreement, any post-effective amendment to such registration statements, or any prospectus included therein, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by ASSI or Habash (or the authorized representatives or agents of ASSI or Habash) expressly for use therein, which indemnification shall include each person, if any, who controls ASSI within the meaning of the Securities Act and each officer, director, employee and agent of ASSI and Habash; provided, however, that the indemnification in this
Section 7.4 with respect to any prospectus shall not inure to the benefit of the ASSI or Habash (or to the benefit of any person controlling the ASSI) on account of any such loss, claim, damage or liability arising from the sale of Shares, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to ASSI or Habash by the Company prior to the subject sale and the subsequent prospectus was not delivered or sent by ASSI or Habash to the purchaser of such securities prior to such sale; and provided further, that the Company shall not be obligated to so indemnify ASSI, Habash or any other person referred to above unless ASSI, Habash or such other person, as the case may be, shall at the same time indemnify the Company, its directors, each officer signing the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Agreement or caused by any omission to state therein a material fact required to be stated theein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished in writing to the Company by ASSI or Habash expressly for use therein.

               b. If for any reason the indemnification provided for in the preceding subparagraph is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

A.                  EXPENSES OF REGISTRATION; PROSPECTUS DELIVERY.

               a. All expenses, filing fees and other costs incurred by the Company in connection with any registration of securities pursuant to this
Section 7 (exclusive of underwriting discounts and selling commissions applicable to any sale of registered securities) shall be borne by the Company.

               b. In the case of each registration effected by the Company pursuant to this Section 7, the Company will (i) furnish to the holders of the registered securities such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holders may reasonably request in order to facilitate the disposition of the registered securities owned by them, and
(ii) notify each holder of registered securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

I.             ADDITIONAL AGREEMENTS OF ASSI AND HABASH.

A.                  RIGHT OF FIRST REFUSAL.

               (a) NOTICE OF OFFER. Except for Excluded Transfers (as defined below), in the event ASSI has a bona fide intention to sell or transfer all or any of the Shares in the open market or otherwise, ASSI shall give notice to the Company (the "Offer Notice"). The Offer Notice shall specify: (i) the number of Shares proposed to be transferred (the "Offered Shares"), (ii) the identity of the proposed transferee, or if no transferee has been identified, the method by which the Shares will be sold, and (iii) the terms and conditions upon which ASSI intends to make the transfer.

               (b) RIGHT OF FIRST REFUSAL. The Company or its designees (which may include officers, directors or other affiliates of the Company) shall have the right to purchase all or, in the event the Offer Notice relates to a sale of the Offered Shares in the public market, any portion of the Offered Shares, at a price per Share equal to the price set forth in the Offer Notice (on the terms set forth therein), or, if no such price is specified or the Offered Shares are proposed to be sold in the public market, the closing bid price per share of Common Stock as reported on the Nasdaq Stock Market or any other exchange or electronic quotation system on which the Company's Common Stock is listed for the day immediately preceding the closing date of the Company's purchase of the Offered Shares. The Company's right to purchase the Offered Shares must be exercised by the Company within five (5) business days of its receipt of the Offer Notice by delivery of written notice of exercise to ASSI. Notwithstanding anything to the contrary contained in this Agreement, the Company may, in its sole discretion, elect to exercise the right of first refusal on behalf of parties other than the Company and transfer and assign such purchase right to such parties subsequent to the exercise thereof. The members of the Board of Directors designated pursuant to Section 6 shall not participate in any vote of the Board of Directors that may be required in connection with the Company's decision as to whether to exercise the right to purchase the Offered Shares or to assign the purchase right to any party.

               (c) CLOSING FOR RIGHT OF FIRST REFUSAL PURCHASE. If the Company exercises the right to purchase the Offered Shares on behalf of itself or any other party, the closing of such purchase shall take place on or before the seventh business day following the date that the Company gave notice of the exercise of the right to purchase such Shares. The Company shall give written notice to ASSI of the number of Offered Shares to be purchased, the closing date, the identities of the purchasers of the Offered Shares, the allocation of the Offered Shares among the Company and any additional purchasers, and the location of the closing for the purchase at least three business days prior to such closing date.

               (d) TRANSFER OF OFFERED SHARES TO THIRD PARTY. Notwithstanding any other provision in this Agreement, if and only if the Company either (i) does not exercise its right to purchase all of the Offered Shares within the five (5) business day period described in paragraph (b) above, or (ii) after exercising such rights, fails to consummate such purchases through no fault of ASSI, then ASSI may carry out the proposed sale or transfer of any Offered Shares not purchased by the Company or its designees in accordance with the terms set forth in the Offer Notice, provided that such transfer is consummated on or before the thirtieth (30th) day following the date of the Offer Notice.
       No transfer or sale of any of the Offered Shares or any interest therein shall be made after the end of the thirty day period referred to above, nor shall any material change in the price or terms of the transfer from those set forth in the Offer Notice be permitted, unless ASSI gives a new Offer Notice to the Company and complies with all of the provisions of this Section 8.1.

               (e) EXCLUDED TRANSFERS. The provisions of Sections 8.1(a) through 8.1(d), inclusive, shall not apply to any transfer or sale, whether or not for consideration, by ASSI to any entity owned and controlled entirely by ASSI or Habash (an "Excluded Transfer"). The transferee of an Excluded Transfer shall be fully subject to the terms of this Agreement.

               (f) TERMINATION OF RIGHT. The right of first refusal granted pursuant to this Section 8.1 shall terminate upon expiration of the Designation Period.

A. FINANCING COMMITMENT. Subject to project pre-commitment approval by Habash which may be given in Habash's sole discretion, Habash will agree to finance or guarantee financing (directly or through one of his affiliates) future development projects of the Company. Such financing will be made at commercially reasonable rates and may be secured by assets of the Company or its subsidiaries.

A.                  [INTENTIONALLY OMITTED]

A. COOPERATION IN LICENSING. Each of Habash and ASSI covenant and agree to cooperate fully with the Company in connection with the preparation of, application for, and proceedings relating to any license that the Company deems necessary or appropriate. Such cooperation shall include, without limitation, (i) prompt, complete and accurate completion and prompt execution of any liquor or gambling permit applications or amendments or modifications thereto required to be completed by the Company, its Board of Directors, shareholders or affiliates as a result of the transactions contemplated by this Agreement or otherwise, (ii) providing complete cooperation and disclosure to the extent such cooperation and disclosure is required or deemed necessary or advisable by the Company or any licensing authority in connection with any licensing proceedings or applications, (iii) cooperation with the Company in connection with obtaining any regulatory approvals required in connection with the present or future operation of the Company's business (including in connection with applications or other proceedings with the Bureau of Alcohol, Tobacco and Firearms or any state or federal gambling or liquor licensing authority). In this regard, it is expressly understood by Habash and ASSI that the Company may apply for liquor and gambling licenses in all jurisdictions in which the Company's restaurants are or may in the future be located.

A. COOPERATION WITH SEC FILINGS AND PRESS RELEASES. Each of Habash and ASSI covenant and agree to promptly provide the Company with all information regarding either of them and their respective affiliates and business affairs as the Company may deem reasonably necessary in order to meet its obligations as a reporting company under the Exchange Act. In this regard, it is expressly contemplated that the Company will issue a press release regarding the transactions contemplated by this Agreement that will include information regarding the experience of ASSI and its affiliates in the hospitality, restaurant and real estate development industries.

A. ACTIONS OF CONTROLLED PERSONS. Each of Habash and ASSI will cause each person over whom he or it may have control or share control to observe the foregoing provisions of Section 8 of this Agreement as if they were bound thereby.

I.             MISCELLANEOUS.

A. ASSIGNMENT AND BINDING EFFECT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, transferees, assigns, representatives, executors, heirs, administrators and agents and no other person shall have any right, benefit or obligation hereunder.

A. ARBITRATION. Any claims or disputes arising out of or relating to this Agreement shall be settled by binding arbitration conducted in Los Angeles County or Orange County, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment upon the award entered by the arbitrator(s) may be entered in any court having jurisdiction thereof. There shall be no pre-arbitration discovery. Neither party's right to file a lawsuit seeking an injunction or such party's right to injunctive relief is subject to arbitration or to the provisions of this Section 9.2. Each of the Company, Habash and ASSI hereby irrevocably submits to the jurisdiction of the arbitrator in Los Angeles or Orange County, California and waives any defense in an arbitration based upon any claim that such party is not subject personally to the jurisdiction of such arbitrator, that such arbitration is brought in an inconvenient forum or that such venue is improper. The arbitral award shall be in writing and shall be final and binding on each of the parties thereto. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets.

A. NOTICES. Unless applicable law requires a different method of giving notice, any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing. Assuming that the contents of a notice meet the requirements of the specific Section of this Agreement which mandates the giving of that notice, a notice shall be validly given or made to another party if served either personally or if postage prepaid, or if transmitted by telegraph, telecopy or other electronic written transmission device or if sent by overnight courier service, and if addressed to the applicable party as set forth below. If such notice, demand or other communication is served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, service shall be conclusively deemed given upon the earlier of receipt or ninety-six (96) hours after the deposit thereof in the United States mail, postage prepaid. If such notice, demand or other communication is given by overnight courier, or electronic transmission, service shall be conclusively made at the time of confirmation of delivery. The addresses for ASSI, Habash and the Company are as follows:

          If to ASSI or Habash:

               5075 Spyglass Hill Drive
               Las Vegas, Nevada 89122
               Attention: Mr. Louis Habash
               Telecopier No.: (702) 457-8923

          With a copy to:

               William L. Twomey, Esq.
               Hewitt & McGuire
               19900 MacArthur Boulevard, Suite 1050
               Irvine, California  92715
               Telecopier No.: (949) 798-0511

          If to the Company:

               Chicago Pizza & Brewery, Inc.
               26131 Marguerite Parkway, Suite A
               Mission Viejo, California  92692
               Telecopier No.: (949) 367-8623
               Attention: Paul Motenko

          With a copy to:

               Robert M. Steinberg, Esq.
               Jeffer, Mangels, Butler & Marmaro
               2121 Avenue of the Stars, Tenth Floor
               Los Angeles, California  90067
               Telecopier No.:  (310) 203-0567
Any party hereto may change his or its address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the aforesaid manner to the other parties hereto.

A. CHOICE OF LAW; VENUE. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California.

A. ENTIRE AGREEMENT. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

A. AMENDMENTS AND WAIVERS. No supplement, modification or amendment of this Agreement, or of any covenant, condition or limitation herein contained, shall be valid unless made in writing and executed by the parties hereto. No waiver of any covenant, condition, or limitation herein contained shall be valid unless made in writing and executed by the party making the waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

A. MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

A. EXPENSES. Each party hereto shall pay his or its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

A. SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

A. FURTHER ACTIONS. Each party will cooperate in good faith with the others and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder.

     IN WITNESS WHEREOF, the Company and ASSI have caused this Agreement to be duly executed on their respective behalf by officers thereunto duly authorized, and Habash has executed this Agreement, all as of the day and year first above written.

"Company"                     CHICAGO PIZZA & BREWERY, INC., a California
                              corporation



                              By:
                                     Paul Motenko, Chief Executive Officer

"ASSI"                        ASSI, INC., a Nevada corporation



                              By: ___________________________________________
                                     Louis Habash, President


"Habash"

                              _______________________________________________
                              LOUIS HABASH


AGREED TO AND ACCEPTED
(solely with respect to Section 6.2 above) BY:



________________________________________
PAUL MOTENKO



________________________________________
JEREMIAH HENNESSEY





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